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                                                                     EXHIBIT (5)
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
                   FIRST UNION CORPORATION        One First Union Center (0013)      225 Water Street (0585)
                   LEGAL DIVISION                Charlotte, North Carolina 28288   Jacksonville, Florida 32202
FIRST  UNION
LOGO                                                    704 374-6828                     904 361-3518
                                                        FAX: 704 374-3425               FAX: 904 361-3144
                   MARION A. COWELL, JR.
                   Executive Vice President
                   General Counsel and
                   Secretary
                   Reply to Charlotte Office
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                                                                December 8, 1995
Board of Directors
First Union Corporation
Charlotte, North Carolina 28288
Gentlemen:
     I have acted as counsel for First Union Corporation (the "Corporation") in connection with the registration on Form S-4 (the "Registration Statement") of
400,000 shares of the Corporation's Common Stock, $3.33 1/3 par value per share
(together with the rights attached thereto, the "First Union Common Shares"), which are issuable under the terms of an Agreement and Plan of Acquisition (the
"Plan"), dated as of July 18, 1995, by and among the Corporation, First Union
Corporation of Virginia, First Union National Bank of Tennessee and Brentwood
National Bank.
     On the basis of such investigation as I deemed necessary, I am of the opinion that:
     (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and
     (2) the First Union Common Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Plan, will be validly issued, fully paid and nonassessable.
     I hereby consent to the use of my name under the heading "VALIDITY OF FUNC
COMMON SHARES" in the Prospectus/Proxy Statement included in the Registration
Statement and to the filing of this opinion as an Exhibit to the Registration
Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities
Act of 1933, as amended, or the rules and regulations of the Securities and
Exchange Commission thereunder.
                                         Very truly yours,
                                         MARION A. COWELL, JR.
                    The First Union National Banks in North
           Carolina (Bullet) Florida (Bullet) Georgia (Bullet) South
Carolina (Bullet) Tennessee (Bullet) Virginia (Bullet) Maryland (Bullet)
                           District of Columbia
 First Union Mortgage Corporation (Bullet) First Union Home Equity Corporation
 First Union Brokerage Services, Inc. (Bullet) General Financial Life Insurance
                   Co. (Bullet) First Union Securities, Inc.